Exhibit (c) (24)

Goldman Sachs

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INVESTMENT BANKING DIVISION

Preliminary Summary Discussion Materials Prepared for

The Special Committee of the Opal Board of Directors

Goldman, Sachs & Co.

October 10, 2012

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

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Disclaimer

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At the request of the Special Committee of the Board of Directors (the “Special Committee”) of Opal (the “Company”), Goldman, Sachs & Co. (“GS”) has prepared these materials and GS’s related presentation (the “Confidential Information”) solely for the information and assistance of the senior management and the Special Committee of the Board of Directors of the Company in connection with their consideration of the matters referred to herein. Without GS’s prior written consent, the Confidential Information may not be circulated or referred to publicly, disclosed to or relied upon by any other person, or used or relied upon for any other purpose. Notwithstanding anything hereinto the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without GS imposing any limitation of any kind. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and GS, on the other hand.

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The Goldman Sachs Team

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INVESTMENT BANKING DIVISION

Technology Investment Banking Opal Coverage

George Lee Global Co-Head of TMT Pawan Tewari Managing Director Guy Nachtomi Managing Director Ray Kwong Vice President Peter Brundage Managing Director

Corporate Finance Solutions

Srinidhi Raghavan Benjamin Mensah Michael Tepatti Daniel Shefter

Associate Analyst Analyst Head of Corporate Finance Solutions

Leveraged Finance Credit Risk Mgmt & Advisory

Matt DeFusco Head of TMT Leveraged Finance Anne Russ Vice President Eric Lindberg Vice President

Goldman Sachs

Introduction

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Goldman Sachs would like to thank the Special Committee for the opportunity to share our preliminary observations on several key questions regarding Opal today:

1 What is the public market’s perception of Opal and why does Opal trade the way that it does?

2 How do management’s financial projections compare in the context of public market perceptions?

3 What are some of the potential alternatives available to Opal today and how might they impact shareholder value?

— In addition to the potential financial impacts, what are the key strategic, operational and transactional issues to also consider?

4 What would be the recommended next steps in order to further evaluate the potential alternatives?

We have reviewed information provided by management to date, including:

— Management’s 9/21 Case financial projections and the July 2012 Board Strategy Plan

— Initial documents provided by management in the data room

— Other publicly available documents

In reaching our preliminary observations, we have relied upon management’s 9/21 Case

Additional diligence and management discussions and input would be required in order to further develop and refine our preliminary observations and analyses

Goldman Sachs

1 Public Market Perspectives on Opal

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Viewed over a range of historical time periods, Opal’s share price has underperformed relative to that of its peer groups1

Time Period Opal HP WholeCo EUC Enterprise Software Services S&P

Last 10 Years (62)% 31% 1296% 99% 271% 329% 382% 43%

Last 5 Years (66)% (70)% 54% (21)% 1% 54% 61% (6)%

Last 3 Years (37)% (67)% 61% 26% 14% 51% 61% 1%

Last 1 Year (35)% (35)% 25% 25% 16% 17% 34% (4)%

Opal’s current public trading multiples also lag those of its peers, likely owing to a range of potential factors, including but not limited to, EUC segment financials overwhelming the Enterprise segment financials, views on the PC market outlook, an expectation of lower growth, overhang of recent underperformance, and a “show me” investor viewpoint regarding the Company’s strategy

— Additionally, Opal’s significant cash balances may not be attributed full value by investors as it consists primarily of offshore cash and also because some investors may have the view that the cash will be used for acquisitions that may have limited P&L impact in the near term

CY2013E Multiple Opal HP WholeCo EUC Enterprise Software Services S&P

Enterprise Value / Sales2 0.2 / 0.3 x 0.4 x 2.3 x 0.1 x 1.3 x 2.6 x 1.1 x 0.1 x

Enterprise Value / EBITDA2 2.6 / 3.4 3.2 7.0 5.7 5.4 7.3 8.2 3.3

P / E 5.3 3.6 12.3 12.6 12.6 11.7 11.8 7.3

Operating P / E3 1.4 2.4 9.4 7.4 7.9 9.1 11.0 5.1

52% and 41% of Wall Street research analysts have a Buy or Hold recommendation on Opal, respectively, with a median price target of $14.00 and a price target ranging from $9.00 to $18.50

— EPS estimates for FY2014 and FY2015 have trended downward since the first and second quarter earnings announcements

Source: Bloomberg, company reports, public filings, Capital IQ and IBES

1 WholeCo peer composite consists of Accenture, Apple, Cisco, EMC, HP, IBM, Microsoft, Oracle, SAP. EUC peer composite consists of Acer, AsusTek and Lenovo. Enterprise peer composite consists of Brocade, Cisco, EMC, HP, IBM, Juniper and NetApp. Services peer composite consists of BMC Software, CA, Compuware, Informatica, Microsoft, Oracle, SAP, Symantec and Tibco. S&P peer composite consists of Ingram Micro and TechData.

2 First figure represents Opal’s EV / EBITDA multiple. Second figure assumes the public market adjusts Opal’s cash balance for the tax associated with repatriating Opal’s offshore cash balances, assuming 100% of cash is offshore.

3 Operating P / E calculated by removing cash per share from each company’s share price.

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2 Management Financial Projections

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(US$ in millions)

Management’s revisions to the July 2012 Board Strategy Plan to formulate the 9/21 Case financial projections reflect lower revenue growth rates and operating margins across most of the business

The reduction in operating margins impact EUC, Enterprise and S&P most significantly

July 2012 Board Strategy Plan 9/21 Case % Difference1

FY2013 FY2014 FY2015 FY2016 FY2017 FY2018 FY2013 FY2014 FY2015 FY2016 FY2017 FY2018 FY2013 FY2014 FY2015 FY2016 FY2017 FY2018

Revenue Dollars

EUC $32,784 $34,252 $36,013 $38,141 $39,206 $40,382 $28,655 $28,915 $30,096 $31,299 $31,612 $31,929 (13)% (16)% (16)% (18)% (19)% (21)%

Enterprise $11,897 $12,920 $14,033 $15,203 $15,992 $16,855 $10,559 $11,392 $12,298 $13,278 $13,832 $14,425 (11)% (12)% (12)% (13)% (14)% (14)%

Services $8,713 $9,268 $9,964 $10,810 $11,281 $11,768 $8,511 $8,863 $9,355 $10,047 $10,399 $10,770 (2)% (4)% (6)% (7)% (8)% (8)%

Software $430 $1,566 $2,063 $2,379 $2,576 $2,803 $557 $1,371 $1,809 $1,979 $2,162 $2,375 29% (12)% (12)% (17)% (16)% (15)%

S&P $10,018 $10,465 $10,973 $11,490 $11,777 $12,072 $9,208 $9,392 $9,674 $9,964 $10,014 $10,064 (8)% (10)% (12)% (13)% (15)% (17)%

WholeCo $63,021 $65,972 $69,546 $74,022 $76,831 $79,880 $57,490 $59,933 $63,232 $66,567 $68,019 $69,562 (9)% (9)% (9)% (10)% (11)% (13)%

Revenue Growth

EUC (1)% 5% 5% 6% 3% 3% (14)% 1% 4% 4% 1% 1% (12)% (4)% (1)% (2)% (2)% (2)%

Enterprise 16% 9% 9% 8% 5% 5% 3% 8% 8% 8% 4% 4% (13)% (1)% (1)% (0)% (1)% (1)%

Services 5% 6% 8% 9% 4% 4% 2% 4% 6% 7% 4% 4% (2)% (2)% (2)% (1)% (1)% (1)%

Software NA 264% 32% 15% 8% 9% NA 146% 32% 9% 8% 10% NM (118)% 0% (6)% 0% 1%

S&P (2)% 5% 5% 5% 3% 3% (10)% 2% 3% 3% 5% 5% (8)% (3)% (2)% (2)% 3% 3%

WholeCo 2% 5% 5% 6% 4% 4% (7)% 4% 6% 5% 2% 2% (9)% (1)% 0% (1)% (2)% (2)%

Operating Margins

EUC 5% 5% 6% 6% 8% 8% 3% 3% 3% 2% 2% 2% (30)% (53)% (55)% (58)% (75)% (75)%

Enterprise 7% 10% 10% 11% 11% 11% 3% 5% 6% 6% 7% 7% (56)% (51)% (46)% (44)% (35)% (35)%

Services 27% 29% 29% 30% 32% 32% 28% 29% 29% 30% 30% 30% 5% -- % -- % (0)% (7)% (8)%

Software (2)% (2)% 12% 17% 21% 23% (9)% (2)% 16% 18% 19% 18% NM NM 34% 2% (12)% (20)%

S&P 10% 11% 11% 12% 14% 14% 8% 8% 8% 8% 7% 6% (17)% (25)% (29)% (35)% (49)% (55)%

WholeCo 8% 9% 9% 9% 12% 12% 7% 7% 8% 8% 8% 8% (15)% (18)% (13)% (16)% (35)% (36)%

Source: Management and IBES

1 Highlighted figures represent operating margin declines of 25% of greater.

Goldman Sachs

2 Management Financial Projections

(Cont’d)

(US$ in millions)

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IBES estimates indicate that Wall Street research analysts have different expectations regarding Opal’s financial outlook than are suggested by the 9/21 Case financial projections

— Analysts expect little to no revenue growth in FY2014 and FY2015 and have lower EPS projections than the 9/21 Case financial projections

9/21 Case Opal IBES Estimates IBES less 9/21 Case

FY2013 FY2014 FY2015 FY2013 FY2014 FY2015 FY2013 FY2014 FY2015

Revenue $57,490 $59,933 $63,232 $57,443 $58,001 $57,143 $(47) $(1,932) $(6,089)

Revenue Growth (7.4)% 4.2% 5.5% (7.5)% 1.0% (1.5)% (0.1)% (3.2)% (7.0)%

Operating Income $3,999 $4,188 $4,851 $4,029 $4,099 $4,001 $30 $(88) $(850)

% Margins 7.0% 7.0% 7.7% 7.0% 7.1% 7.0% 0.0% 0.1% (0.7)%

EPS $1.70 $1.84 $2.20 $1.74 $1.80 $1.79 $0.04 $(0.04) $(0.41)

% Difference 2.4% (2.2)% (18.6)%

Source: Management and IBES

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2 Illustrative Status Quo Financial Analysis INVESTMENT BANKING DIVISION

Based on 9/21 Case Financial Projections

(US$ in millions, except per share amounts)

Illustrative Discounted Cash Flow Analysis

High unlevered free cash flows during the projection period in the 9/21 Case financial projections drive illustrative DCF share price values that are greater than that of Opal’s current share price

The revenue growth rate and operating margin assumptions in the 9/21 Case financial projections would need to be meaningfully reduced in order to arrive at illustrative DCF values that are more in line with Opal’s current share price

FY2013 FY2014 FY2015 FY2016 FY2017 FY2018 Terminal Year

Revenue $57,490 $59,933 $63,232 $66,567 $68,019 $69,562 $69,562

% Growth 4.2% 5.5% 5.3% 2.2% 2.3%

EBITDA (Pre-GAAP Adjustments) $4,599 $4,788 $5,451 $5,872 $6,005 $6,099 $6,099

% Margin 8.0% 8.0% 8.6% 8.8% 8.8% 8.8% 8.8%

Unlevered Free Cash Flow $2,219 $2,880 $3,443 $3,902 $4,299 $4,366 $4,344

Implied Share Price Implied Terminal Year EBITDA Multiple

Illustrative Perpetuity Growth Rate Perpetuity Growth Rate

Discount Rate -- % 1.5% 3.0% -- % 1.5% 3.0%

8.0% $33.94 $39.45 $48.27 8.9 x 11.1 x 14.7 x

11.0% 25.45 27.94 31.37 6.5 7.6 9.2

14.0% 20.61 21.96 23.69 5.1 5.8 6.7

Sensitivity Analysis Assuming a 11% Illustrative Discount Rate and 1.5% Perpetuity Growth Rate

in Annual EBIT Implied Share Price Implied Terminal Year EBITDA Multiple

Margin vs. in Annual Rev. Growth Rate vs. 9/21 Case in Annual Rev. Growth Rate vs. 9/21 Case

9/21 Case (5.0)% (2.5)% -- % (5.0)% (2.5)% -- %

(5.0)% $9.86 $10.70 $11.62 6.1 x 6.3 x 6.5 x

(2.5)% 16.49 18.06 19.78 7.0 7.2 7.3

-- % 23.13 25.43 27.94 7.4 7.5 7.6

Sensitivity Analysis Assuming a 1.5% Perpetuity Growth Rate

Implied Share Price Implied Terminal Year EBITDA Multiple

Illustrative Terminal Year in WC as a % of in Revenue Terminal Year in WC as a % of in Revenue

Discount Rate -- % 10.0% 20.0% -- % 10.0% 20.0%

8.0% $39.45 $38.47 $37.49 11.1 x 10.7 x 10.3 x

11.0% 27.94 27.35 26.75 7.6 7.3 7.1

14.0% 21.96 21.56 21.16 5.8 5.6 5.4

Source: Management and company reports

Note: The illustrative discounted cash flow analysis discounts cash flows to 2013 fiscal year end and assumes management’s non-GAAP tax rate estimate of 21.0%. Assuming excess offshore cash of $7.0 billion is repatriated and subject to a 35% tax rate, the impact on implied share price is an approximate reduction of approximately $1.40

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2 Illustrative Status Quo Financial Analysis INVESTMENT BANKING DIVISION

Based on 9/21 Case Financial Projections

(US$ in millions, except per share amounts)

Illustrative Present Value of Future Share Price Analysis

Assuming Opal continues to trade at a forward P/E multiple consistent with today’s multiple, an illustrative present value of future share price analysis would imply share price values in the high single-digits to low-teens

Peer PEG multiples based on IBES estimates would suggest that the EPS growth profile suggested by the 9/21 Case financial projections would result in Opal forward P/E multiples significantly higher than current

Opal FY 1 P/E

Current (IBES FY 2013) 5.4 x

1Yr. Avg. 7.1

2Yr. Avg. 8.1

CY 1 P/E/G

Opal1 3.7 x

HP2 1.2

WholeCo 1.4

EUC 0.7

Enterprise 1.4

Services 1.5

Software 1.3

S&P 0.9

FY2013 FY2014 FY2015 FY2016 FY2017 FY2018

Diluted EPS (Non-GAAP) $1.70 $1.84 $2.20 $2.45 $2.56 $2.64

% Annual Growth 8.2% 19.6% 11.4% 4.5% 3.1%

% CAGR from FY2013 EPS 8.2% 13.7% 12.9% 10.8% 9.2%

Illustrative PV of Future Share Price

@ a 5.0x Forward P/E Multiple and Illustrative 10.0% Discount Rate $9.19 $9.99 $10.11 $9.61 $9.03

@ a 5.0x Forward P/E Multiple and Illustrative 13.0% Discount Rate $9.19 $9.73 $9.58 $8.86 $8.11

@ a 7.0x Forward P/E Multiple and Illustrative 10.0% Discount Rate $12.86 $13.99 $14.15 $13.45 $12.64

@ a 7.0x Forward P/E Multiple and Illustrative 13.0% Discount Rate 12.86 13.62 13.41 12.40 11.35

@ a 9.0x Forward P/E Multiple and Illustrative 10.0% Discount Rate $16.53 $17.98 $18.19 $17.29 $16.26

@ a 9.0x Forward P/E Multiple and Illustrative 13.0% Discount Rate 16.53 17.51 17.24 15.95 14.60

Source: Management, company reports, Bloomberg and IBES

Note: The illustrative future share price analysis discounts future share prices to 2013 fiscal year end. CY1 P/E/G multiples calculated based on CY2012 – CY2014 IBES EPS CAGRS, unless otherwise noted.

1 Opal EPS CAGR based on January fiscal year end IBES estimates.

2 HP EPS CAGR based on October fiscal year end IBES estimates.

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3 Summary Overview of Selected Potential INVESTMENT BANKING DIVISION

Alternatives

Opal

A B C D

Status Quo Take-Private Leveraged Buyout Separation via Spin-Off Separation via Client Spin-Merger Return of Capital to Shareholders

100% Spin-Off with No Cash Dividend 100% Spin-Off with Cash Dividend Sponsored Spin-Off Share Repurchase (Via New Debt or Existing Cash) Cash Dividend (Via New Debt or Existing Cash)

Note: Dotted blue lines denote alternatives that Opal could pursue on a standalone basis

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A Illustrative Leveraged Buyout Analysis INVESTMENT BANKING DIVISION

Based on 9/21 Case Financial Projections

(US$ in millions, except per share amounts)

Illustrative Sources and Uses

% of

Illustrative Sources Total

Extant Cash $13,538 30.7%

Rollover Notes 5,996 13.6

Rollover Structured Financing Debt 1,427 3.2

New $3 billion ABL 2,000 4.5

New Term Loan A 1,500 3.4

New Term Loan B 3,000 6.8

New Secured Bond 2,500 5.7

New Unsecured Guaranteed Notes 3,500 7.9

Total New Debt4 $12,500 28.4

MD Rollover at $15.00 per share5 3,674 8.3

Southeastern AM Rollover at $15.00 per share5 1,989 4.5

New Sponsor Equity 4,918 11.2

Total Illustrative Sources $44,042 100.0%

Illustrative Uses % of Total

Equity Purchase Price at $15.00 per share 1 $26,080 59.2%

Assumed Existing Notes 5,996 13.6

Assumed Existing Structured Financing Debt 1,427 3.2

Refi Commercial Paper 1,018 2.3

Total Purchase Price Excluding Cash 34,521 78.4

Minimum Cash 6,500 14.8

Advisory Fees 75 0.2

Consulting / Legal 50 0.1

Financing Fees2 403 0.9

OID3 30 0.1

Tax on Cash Repatriation4 2,463 5.6

Total Illustrative Uses $44,042 100.0%

Illustrative Returns Analysis to New Sponsor

Assumes 21% Non-GAAP Tax Rate

Purchase Share Price % Implied Premium Implied LTM EBITDA Entry Multiple Implied LTM EBITDA Exit Multiple

3.8 x 4.2 x 4.6 x 4.9 x 5.3 x 5.7 x

$13.00 37% 3.8 x 28.1% 30.4% 32.6% 34.6% 36.6% 38.5%

$14.00 48% 4.2 x 22.6% 24.8% 26.9% 28.9% 30.7% 32.5%

$15.00 58% 4.6 x 18.2% 20.4% 22.4% 24.3% 26.1% 27.8%

$16.00 69% 4.9 x 14.6% 16.7% 18.7% 20.5% 22.3% 24.0%

$17.00 80% 5.3 x 11.6% 13.6% 15.5% 17.3% 19.0% 20.7%

$18.00 90% 5.7 x 9.0% 11.0% 12.8% 14.6% 16.2% 17.8%

Assumes 30% Non-GAAP Tax Rate

Purchase Share Price % Implied Premium Implied LTM EBITDA Entry Multiple Implied LTM EBITDA Exit Multiple

3.8 x 4.2 x 4.6 x 4.9 x 5.3 x 5.7 x

$13.00 37% 3.8 x 25.9% 28.4% 30.7% 32.9% 35.0% 36.9%

$14.00 48% 4.2 x 20.5% 22.9% 25.1% 27.2% 29.2% 31.0%

$15.00 58% 4.6 x 16.2% 18.5% 20.7% 22.7% 24.6% 26.4%

$16.00 69% 4.9 x 12.7% 14.9% 17.0% 19.0% 20.8% 22.6%

$17.00 80% 5.3 x 9.7% 11.9% 13.9% 15.8% 17.6% 19.3%

$18.00 90% 5.7 x 7.1% 9.2% 11.2% 13.1% 14.8% 16.5%

Source: Management and company reports

Note: Based on management’s non-GAAP tax rate estimate of 21.0%.

1 Assumes an illustrative purchase price of $15.00 per share, based on a 58% premium to the current share price of $9.47

2 Financing fees estimated based on fees of 2.5% for the new ABL and Term Loans A and B and fees of 4.0% on new high yield bonds and notes.

3 Based on an estimated OID of 99 for the new Term Loan B.

4 Illustrative tax on offshore cash repatriation estimated by assuming that $7.0 billion of offshore cash, representing extant cash of $13.5 billion in excess of an estimated minimum cash balance requirement of $6.5 billion, is repatriated and subject to a 35.0% tax rate.

5 Assumes that MD and Southeastern Asset Management roll 100% of their existing equity stakes in the transaction.

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B Preliminary Separation Topics for Consideration INVESTMENT BANKING DIVISION

For the purposes of evaluating the potential benefits and consideration of a business separation, we consider, based on management guidance, an illustrative separation of Opal into:

— Client: Consists of EUC, the consumer business of Services’ Support & Deployment (~10% of Services revenue) and the consumer-related portion of S&P (~75% of S&P revenue)

— Enterprise: Consists of Enterprise Solutions, Software, the corporate business of Services (~90% of Services revenue) and the corporate-related portion of S&P (~25 of S&P revenue)

Potential Benefits

Potentially “unlock” embedded shareholder value through trading multiple re-rating and arbitrage

Allows each entity to pursue potentially unique strategic, operation and financial objectives

— Pursue and execute growth strategy

— Strategic flexibility and optionality

— Management focus

In a public market context, may allow each entity to target potentially different shareholder bases

Each entity could potentially become an acquisition/merger target

Potential Considerations

The nature, magnitude and impact of potential operating dissynergies, including the loss of:

— Revenue and cross-selling opportunities

– Sales organization leverage

— Entry into emerging markets via Client / PC pull-through of Enterprise

— COGS / materials sourcing scale and influence

— Shared corporate overhead and public company costs

— Scale / credit quality to provide financing services to customers

— Client cash flows for investment in Enterprise

Potential customer, supplier and employee reaction and impact

The management pipeline to fill senior management positions at both entities

Potential shareholder dislocation

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B Illustrative Spin-Off Analysis

Overview of Preliminary Assumptions (US$ in millions) INVESTMENT BANKING DIVISION

Summary Overview of Assumptions and Methodology

For the purposes of performing a preliminary and illustrative analysis to examine a separation of Opal into a “Client” business and an

“Enterprise” business, as described on the prior page, we prepared illustrative financial projections for each entity based on the 9/21 Case financial projections and management guidance regarding high-level separation assumptions

— Further diligence would be required to refine the analyses

The illustrative financial projections below also incorporate operating dissynergies related to sourcing and corporate and public company costs. Additional transaction-related dissynergies are incorporated into the analyses in the subsequent pages, including tax on repatriation of offshore cash and other one-time separation transaction-related costs

Illustrative Client Financial Summary

FY2013 FY2014 FY2015 FY2016 FY2017 FY2018

Revenue

EUC $28,655 $28,915 $30,096 $31,299 $31,612 $31,929

% Growth (13.8)% 0.9% 4.1% 4.0% 1.0% 1.0%

S&P 6,906 7,044 7,255 7,473 7,510 7,548

% Growth (9.9)% 2.0% 3.0% 3.0% 0.5% 0.5%

Services 739 724 742 785 803 823

% Growth 66.8% 66.8% 0.4% 5.7% 2.4% 2.4%

Revenue $36,301 $36,683 $38,093 $39,557 $39,926 $40,299

% Growth (12.2)% 1.1% 3.8% 3.8% 0.9% 0.9%

EBIT

EUC $924 $725 $743 $705 $638 $638

% Margin 3.2% 2.5% 2.5% 2.3% 2.0% 2.0%

S&P 602 631 625 600 560 500

% Margin 8.7% 9.0% 8.6% 8.0% 7.5% 6.6%

Services 441 419 429 450 457 464

% Margin 59.6% 57.9% 57.8% 57.3% 56.9% 56.4%

EBIT (Non-GAAP)1, 2 $1,632 $1,441 $1,466 $1,427 $1,330 $1,280

% Margin 4.5% 3.9% 3.8% 3.6% 3.3% 3.2%

EBITDA (Pre-GAAP Adj.)2 $2,011 $1,809 $1,828 $1,784 $1,682 $1,628

% Margin 5.5% 4.9% 4.8% 4.5% 4.2% 4.0%

Illustrative Enterprise Financial Summary

FY2013 FY2014 FY2015 FY2016 FY2017 FY2018

Revenue

Enterprise Solutions $10,559 $11,392 $12,298 $13,278 $13,832 $14,425

% Growth 2.8% 7.9% 8.0% 8.0% 4.2% 4.3%

Services 7,771 8,139 8,613 9,263 9,596 9,947

% Growth (1.4)% 4.7% 5.8% 7.5% 3.6% 3.7%

S&P 2,302 2,348 2,418 2,491 2,503 2,516

% Growth NM 2.0% 3.0% 3.0% 0.5% 0.5%

Software 557 1,371 1,809 1,979 2,162 2,375

% Growth NM 146.3% 31.9% 9.4% 9.2% 9.9%

Revenue $21,189 $23,250 $25,139 $27,010 $28,093 $29,263

% Growth 2.3% 9.7% 8.1% 7.4% 4.0% 4.2%

EBIT

Enterprise Solutions $326 $550 $685 $850 $950 $990

% Margin 3.1% 4.8% 5.6% 6.4% 6.9% 6.9%

Services 1,977 2,110 2,306 2,551 2,643 2,735

% Margin 25.4% 25.9% 26.8% 27.5% 27.5% 27.5%

S&P 151 158 156 150 140 125

% Margin 6.5% 6.7% 6.5% 6.0% 5.6% 5.0%

Software (50) (23) 290 350 400 430

% Margin NM NM 16.0% 17.7% 18.5% 18.1%

EBIT (Non-GAAP)1, 2, 3 $1,587 $1,966 $2,605 $3,065 $3,295 $3,439

% Margin 7.5% 8.5% 10.4% 11.3% 11.7% 11.8%

EBITDA (Pre-GAAP Adj.)2 $1,808 $2,199 $2,844 $3,308 $3,542 $3,691

% Margin 8.5% 9.5% 11.3% 12.2% 12.6% 12.6%

Source: Management and company reports

1 Includes allocated Long-Term Incentive expenses and other cost adjustments and excludes non-GAAP adjustments.

2 Includes an additional estimated $100 million of annual pre-tax operating expenses related to assumed duplication of certain corporate and public company costs, based on management guidance.

3 Includes $580 million of annual pre-tax sourcing dissynergies associated with an illustrative separation, per management estimates.

Goldman Sachs

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

B Illustrative Spin-Off Analysis

(Cont’d)

(US$ in millions, except per share amounts) INVESTMENT BANKING DIVISION

Illustrative per share value outcomes to Opal shareholders in spin-off scenarios are driven by potentially achieving a public multiple re-rating to higher multiples that are more in-line with Client peers (~4.0x FY2014 EBITDA) and Enterprise peers (~7.0x FY2014 EBITDA) trading multiples today

100% Spin-Off w/ No Cash Dividend1

Assumes a spin-off of Enterprise to Opal shareholders, with no cash dividend to shareholders

Illustrative Value

% Own. Per Share

Client Equity Stake 100.0% $5.80

Enterprise Equity Stake 100.0% 9.33

Illustrative Total Value $15.12

Illustrative After-tax Separation Costs2 (0.45)

Illustrative Adjusted Total Value $14.67

Illustrative Sensitivity Analysis

Client EV / FY2014E EBITDA

2.0 x 4.0 x 6.0 x

Enterprise 5.0 x $10.05 $12.13 $14.22

EV / FY14 7.0 x 12.58 14.67 16.75

EBITDA 9.0 x 15.12 17.20 19.28

Illustrative Sensitivity Analysis

Other spin-off variations include

— 100% spin-off with a cash dividend to shareholders that is funded by additional debt raised at Client and/or Enterprise

— Sponsored spin-off in which a sponsor makes an equity investment for up to a 49.9% stake in Client, with those cash proceeds being used to pay a cash dividend to shareholders

Additional leverage at either entity could potentially impact the pro forma trading multiples, thus changing the value shareholders may receive

Similarly, a sponsor’s investment in Client can be at a negotiated value discount, thereby also affecting the value shareholders may receive

Summary Dissynergy Assumptions

The illustrative spin-off analyses make a number of assumptions regarding potential operational, financial and transaction-related dissynergies, including:

— $580 million of annual dissynergies at Enterprise related to sourcing (~2.7% of Enterprise revenue and 5.5% of ESG revenue)

— $100 million each of additional annual corporate and public company costs at both separated entities that would need to be duplicated

— $1 billion of one-time transaction-related separation costs (taxed at 21%)

— Does not assume any DFS related-financial impact

— 35% tax rate on repatriation of offshore cash balances for deleveraging purposes

— Lower leverage capacity as a result of lower pro forma EBITDA related to operational dissynergies

Impact on Value from Various Illustrative Dissynergies

Source of Dissynergy Per Share Amount

$580mm Annual Sourcing @ Enterprise at 7x $2.34

$100mm Annual Corporate and Public Company Costs @ Enterprise at 7x 0.40

$100mm Annual Corporate and Public Company Costs @ Client at 4x 0.23

Tax on Repatriation of Off-Shore Cash3 0.85

$1000mm of One-time Transaction Expenses (Taxed at 21%) 0.45

Total Dissynergy / Share $4.27

Source: Management and company reports

1 Illustrative analysis assumes Client trades at 4.0x FY2014 EBITDA and Enterprise trades at 7.0x FY 2014

2 Assumes a 21% tax rate.

3 Assumes taxes of $1.5 billion based on repatriating $4.2 billion offshore cash, taxed at 35%, for Client deleveraging.

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

Illustrative Spin-Merger Analysis

Based on 9/21 Case Financial Projections | Strategic Party Based on IBES (In US$)

A spin-merger between Client and Strategic Party has the potential to result in Opal shareholder value enhancement assuming:

Multiple uplift of Client business if New Strategic Party (pro forma Client + Strategic Party) trades in-line with Strategic Party current standalone multiples

Potential revenue and cost synergies through a combination of Client and Strategic Party

Enterprise business multiple re-rating in line with Enterprise peer trading multiples

Other unquantified potential tax and structuring benefits related to New Strategic Party (e.g. foreign jurisdiction for new company)

However, issues around execution, timing and post-transaction trading performance are some of the uncertainties in a spin-merger transaction, including those in a straight spin transaction

Illustrative Summary1

Illustrative Value

% Own. Per Share

New Strategic Party Equity Stake 50.1% $ 6.65 Enterprise Equity Stake 100.0% 9.33

Illustrative Total Value $ 15.98

Illustrative After-tax Separation Costs2 (0.45)

Illustrative Adjusted Total Value $ 15.52

Current EV / FY2014 EBITDA

Strategic Party3: 4.9x Opal3: 2.6

Summary Synergy and Dissynergy Assumptions

The illustrative spin-merger analysis make a number of assumptions regarding potential operational, financial and transaction-related synergies and dissynergies, including:

No revenue synergies and 50 bps of combined EBITDA margin improvement at New Strategic Party

$580 million of annual dissynergies at Enterprise related to sourcing (~2.7% of Enterprise revenue and 5.5% of ESG revenue)

$100 million of additional annual corporate and public company costs at Enterprise

$1 billion of one-time transaction-related separation costs

Does not assume any DFS related-financial impact

35% tax rate on repatriation of offshore cash balances for deleveraging purposes

Lower leverage capacity as a result of lower pro forma EBITDA related to operational dissynergies

Illustrative Ownership Sensitivity Analysis

Value to Opal S/H of New Strategic Party equity stake

New Strategic Party EV / FY2014 EBITDA3 3.9 x 4.9 x 5.9 x Opal S/H 50.1% $ 5.66 $ 6.65 $ 7.63

% Own. 55.0% 6.22 7.30 8.38 in NQ 60.0% 6.78 7.96 9.14

Illustrative Multiple Sensitivity Analysis

New Strategic Party EV / FY2014 EBITDA 3.9 x 4.9 x 5.9 x En 5.0 x $ 12.00 $ 12.99 $ 13.97 EV / FY14 7.0 x 14.53 15.52 16.51

EBITDA3

9.0 x 17.07 18.05 19.04

Illustrative Synergy Sensitivity Analysis

Assumes New Strategic Party trades at 4.9x FY2014 EBITDA

Assumes Enterprise trades at 7.0x FY2014 EBITDA

New Strategic Party EBITDA Margin Improvement N. Strategic -- % 0.5% 1.0 % Party (2.5)% $ 14.62 $ 15.16 $ 15.69 Revenue -- % 14.99 15.52 16.06 Synergies 2.5% 15.35 15.88 16.42

Source: Management, company reports and Wall Street research

Note: Assumes a spin merge transaction occurs at fiscal year end 2013 and Opal shareholders’ ownership in New Strategic Party of 50.1% Strategic Party’s current public market equity valuation

1 For illustrative purposes, assumes no combined revenue synergies and a 0.5% EBITDA margin improvement relative to the blended pro forma EBITDA margin.

2 Assumes a 21% tax rate.

3 New Strategic Party and Strategic Party based on Strategic Party’s March fiscal year end. Enterprise based on Opal’s January fiscal year end.

Goldman Sachs

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

D Illustrative Return of Capital Analysis

Based on 9/21 Base Case Financial Projections (US$ in millions, except per share amounts) INVESTMENT BANKING DIVISION

As a result of the difference between Opal’s current P / E multiple and the cost of newly issued debt or the cost of holding cash on the balance sheet (even factoring for a potential 35% repatriation tax), Opal could potentially deliver value accretion to shareholders through a debt or cash-funded one-time share repurchase or cash dividend

One-Time Share Repurchase

Illustrative $2 Billion Leveraged Share Repurchase1

Net Debt Proceeds for Repurchase $ 1,980

Repurchase Price (@ 10% Premium) $10.41

% of Current Basic Shares Repurchased 11.0%

Pro Rata Value per Share $1.14

FY2014 Status Quo EPS $1.84

FY2014 Pro Forma EPS 2.04

% EPS Accretion / Dilution 11.0%

Illustrative FY2014 P/E Multiple

5.0 x 6.0 x

Pro Forma Share Price $10.19 $12.23

PF Value of Retained Shares 9.08 10.89

Pro Rata Value $10.22 $12.03

Illustrative $2 Billion Cash Financed Share Repurchase

Cash Post-Repatriation Tax for Repurchase $1,980

Repurchase Price (@ 10% Premium) $10.41

% of Current Basic Shares Repurchased 11.0%

Pro Rata Value per Share $1.14

FY2014 Status Quo EPS $1.84

FY2014 Pro Forma EPS 2.06

% EPS Accretion / Dilution 12.1%

Illustrative FY2014 P/E Multiple

5.0 x 6.0 x

Pro Forma Share Price $10.30 $12.36

PF Value of Retained Shares 9.17 11.00

Pro Rata Value $10.31 $12.14

One-Time Cash Dividend to Shareholders

Illustrative $2 Billion Dividend Recapitalization1

Net Debt Proceeds for Dividend $ 1,980

Basic Shares Outstanding 1,735

Dividend per Share $1.14

FY2014 Status Quo EPS $1.84

FY2014 Pro Forma EPS 1.81

% EPS Accretion / Dilution (1.5)%

Illustrative FY2014 P/E Multiple

5.0 x 6.0 x

Pro Forma Share Price $9.05 $10.86

Per Share Dividend 1.14 1.14

Pro Rata Value $10.19 $12.00

Illustrative $2 Billion Cash Financed Dividend

Cash Post-Repatriation Tax for Dividend $1,980

Basic Shares Outstanding 1,735

Dividend per Share $1.14

FY2014 Status Quo EPS $1.84

FY2014 Pro Forma EPS 1.83

% EPS Accretion / Dilution (0.4)%

Illustrative FY2014 P/E Multiple

5.0 x 6.0 x

Pro Forma Share Price $9.15 $10.98

Per Share Dividend 1.14 1.14

Pro Rata Value $10.29 $12.12

Source: Management and company reports

Note: Illustrative analysis assumes a 21.0% non-GAAP tax rate, a pre-tax interest rate on cash balances of 0.5%, a 35.0% tax rate on repatriated offshore cash balances

1 Assumes $2.0 billion of new debt issuance via $500 million of T+125 new senior notes due February 2015, $750 million of T+200 new senior notes due February 2017 and $750 million of T+237.5 new senior notes due February 2022. Assumes fees of 1.0% on new issuances and a pro forma credit rating of Baa1 / BBB.

Goldman Sachs

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

Preliminary DFS Topics for Consideration

Summary of Selected Key Topics and Preliminary Perspectives INVESTMENT BANKING DIVISION

1 What is the impact of a sub-investment grade corporate credit rating on DFS?

There are likely two primary impacts of a credit downgrade on DFS:

— Inability to source funding via the commercial paper market

– Opal could potentially increase the size of the securitization program and / or access other forms of funding (e.g., an ABL revolver) to replace the commercial paper funding sources

— Higher funding costs across the range of funding sources

The Company should however continue to have access to the conduit and securitization markets, as well as the unsecured market

2 Could DFS be “ring-fenced” to mitigate the potential impacts of a corporate credit rating downgrade?

While there are examples of similar situations whereby the rating agencies have delineated between opco / holdco structures when dealing with captive financing subsidiaries (e.g., Ford), it is likely that the ring-fenced entity would be rated within 1-2 notches of the parent

— A range of other factors could influence the chances of benefitting from a ring-fence approach, including the nature of the protections / barriers put in place between the parent and subsidiary, the ownership structure of the subsidiary, the standalone credit quality of the subsidiary, perceptions around the parent’s credit strength and the level of co-dependence between the parent and subsidiary, among others

On balance, we do not believe the Company would materially benefit from a ring-fenced structure given the Company would still likely be able to access key funding markets, albeit at slightly higher funding costs

3 Would a separation of Opal into Client and Enterprise businesses automatically require a divestiture of DFS?

A separation, in and of itself, would not necessarily require a divestiture of DFS. There exists the potential to, in effect, separate the DFS portfolio and establish a DFS successor entity at each of Client and Enterprise

— Key factors to consider would include the credit quality and ratings of the new companies, the portfolio diversity of the receivables within each DFS successor entity and the resulting ability to access the funding markets and cost of funding

4 Are there potential third party alternatives available for DFS?

There is likely to be interest from third parties in acquiring all or a portion of DFS

There are examples of other companies that have outsourced their financing activities and established relationships with third party financing providers

(e.g., Apple / Barclays, Kohl’s / Capital One)

— Key factors will likely center around what level of control Opal would like to maintain from a customer interfacing perspectives and determining a set of governance controls for the relationship (e.g., underwriting standards, financing terms, veto rights and final authority)

Preliminary Tax Considerations

Leveraged Buyout

Domicile of parent company

Should parent reincorporate to foreign country (i.e., “inversion”)

Existing offshore cash

Tax leakage from using offshore cash to fund buyout

Ability to minimize repatriation tax via inversion

Ongoing tax rate considerations

Impact of additional leverage on tax rate given need to repatriate cash flow to fund debt service

Inversion: potential rationale

Reduce repatriation tax leakage on offshore cash

Intercompany debt, etc…

Inversion: considerations

Impact on business and brand/reputation

Technical issues (e.g., rollover shareholders, desire for tax-deferral)

DFS: ability to use as home for offshore cash

Impact of corporate tax reform

Spin-off / Separation

Ability to consummate tax-free spin-off

Some potential tax leakage even if overall spin is tax-free

Inversion not feasible in stand-alone spin-off

Repatriation tax leakage if offshore cash used to fund debt reduction or return of capital to shareholders

Effective tax rates of separate companies

Client likely to have significantly lower tax rate than Enterprise

Spin-Merger

Tax-free status of overall transaction

Opal shareholders need to own >50% of combined company

Potential inversion of Client business as part of merger

Merger with foreign partner (e.g., Strategic Party) facilitates inversion

Need to consider structures for Opal shareholders to defer gain (e.g., exchangeable shares)

Repatriation tax leakage if offshore cash used to fund debt reduction or return of capital to shareholders

Return of Capital

Tax leakage if offshore cash is utilized

Limited capacity for additional tax-efficient repatriation

Use of debt vs. offshore cash depends in part on views regarding future tax policy

Repatriation holiday

Corporate tax reform

Impact of additional leverage on ongoing tax rate

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman Sachs

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

Selected Recent Precedent M&A Transactions INVESTMENT BANKING DIVISION

(US$ in millions, except per share amounts)

Technology M&A Transactions

Announcement

Date Acquirer Target Size Premium

18-Aug-11 HP Autonomy $10,295 79%

15-Aug-11 Google Motorola Mobility 9,401 63

10-May-11 Microsoft Skype 9,124 NA

20-May-12 Alibaba Group Alibaba Group/Yahoo! 7,100 NA

4-Apr-11 Texas Instruments National Semiconductor 6,502 78

15-Mar-12 Cisco NDS 5,022 NA

22-May-12 SAP Ariba 4,520 20

Advent International/

17-Feb-12 TransUnion 4,493 NA

Goldman Sachs

4-May-11 Applied Materials Varian Semiconductor 4,293 55

7-Mar-11 Western Digital Hitachi GST 4,250 NA

12-Sep-11 Broadcom NetLogic 3,464 57

3-Dec-11 SAP SuccessFactors 3,357 52

14-Dec-11 LAM Research Novellus 3,073 28

4-Aug-11 Blackstone Emdeon 3,027 17

5-Jan-11 Qualcomm Atheros Communications 2,941 22

2-Jul-12 Micron Elpida 2,671 NA

31-Aug-11 Sony/Toshiba/Hitachi Japan Display 2,668 NA

2-Jul-12 Dell Quest Software 2,372 20

28-Mar-11 Ebay GSI Commerce 2,329 51

19-May-11 Toshiba Landis+Gyr 2,300 NA

Mean $4,660 45%

Median 3,857 52

Leveraged Buyout Transactions

Announcement Debt Equity Enterprise

Date Acquirer Target Financing Financing Value Premium

Morgan Stanley/Citigroup/Lehman

26-Feb-07 TXU $31,650 $8,000 $43,800 22%

Brothers/KKR/TPG/Goldman Sachs

1-Apr-07 KKR First Data 22,000 7,000 29,000 28

20-May-07 TPG/Goldman Sachs Alltel 24,000 4,600 28,600 9

3-Jul-07 Blackstone Hilton Hotels 20,600 4,372 24,972 40

29-May-07 Lehman Brothers/Tishman Speyer Properties Archstone-Smith Trust 15,640 5,100 20,740 18

25-Jun-07 BC Partners/Unison Capital/Silver Lake Intelsat 15,000 1,600 16,600 NA

Centro Properties Group-US

1-Mar-11 Blackstone NA NA 9,400 NA

Assets

14-May-07 Cerberus Chrysler NA NA 9,250 NA

19-Jun-07 Carlyle Group/Clayton Dubilier & Rice/Bain Capital Home Depot Supply 6,000 2,500 8,500 NA

11-May-07 Apax/OMERS Capital Partners Thomson Learning 5,580 1,920 7,500 NA

4-Jun-07 Silver Lake/TPG Avaya 5,250 2,015 7,265 11

KKR/Crestview Partners/NGP Energy Capital/Itochu

23-Nov-11 Samson 3,600 3,600 7,200 NA

Corporation

EP Energy Corporation (El

24-Feb-12 Apollo/Riverstone Holdings/Access Industries 3,500 3,600 7,100 NA

Paso)

2-May-07 Clayton Dubilier & Rice/KKR US Foodservice NA NA 7,100 NA

11-Mar-07 KKR/Citigroup/Goldman Sachs Dollar General 4,200 2,805 7,005 34

29-May-07 Madison Dearborn Partners CDW 4,449 2,403 6,852 14

18-Jul-12 BC Partners/CPPIB Cequel Communications 4,615 1,985 6,600 NA

Apax/CPP/Public Sector Pension Investment Board of

5-Jul-11 Kinetic Concepts 4,800 1,759 6,300 4

Canada

Madison Dearborn/Citigroup/DLJ/BAML/Wachovia

19-Jun-07 Nuveen Investments 3,600 2,700 6,300 22

Capital/Deutsche Bank

2-Jul-07 Carlyle Group Manor Care 4,600 1,299 5,899 6

Mean $10,534 $3,368 $13,299 19%

Median 5,250 2,700 7,383 18

Source: Capital IQ

Note: Technology M&A transactions reflect the top 20 deals since 2011 that are greater than $2.0 billion in announced transaction value. Leveraged buyout transactions reflect the top 20 deals since 2007 that are greater than $5.0 billion in announced transaction value

PRELIMINARY CONFIDENTIAL DRAFT – SUBJECT TO CHANGE AFTER FURTHER DILIGENCE AND REVIEW

4 Preliminary Perspectives Regarding Potential Next Steps

Evaluation of Potential M&A Interest

After the in-person management meetings, allow each of Sponsor A and Salamander 1 – 2 additional follow up diligence calls within the next 7 – 10 days

Request that initial indications of interest be submitted in writing in ~1 – 2 weeks

Initial indications containing price, financing / structuring / tax / accounting / legal assumptions, and other process and timing-related information

Review indications and provide feedback with respect to any materially incorrect assumptions

Request that the parties resubmit initial indications based on feedback

Based on resubmitted indications, Special Committee to make a “go / no go” decision

If decision is made to proceed, a single third-party financing source should be selected to provide parties market check on financing terms

Request that Sponsor A and Salamander confirm revised indication and leverage following market check process

In parallel with market check process, the Special Committee should decide in parallel whether to contact a short list of other potential sponsors/strategics to gauge interest

Evaluation of Spin-Off / Spin-Merger Alternatives

If a decision is made to further evaluate potential separation alternatives, management should undertake a process to determine how Opal might be organized into two or more separate entities, including considering:

Which businesses each entity would contain

Determining how each entity would be operated and any potential agreements between the entities to minimize and / or mitigate any separation-related dissynergies

Review the potential dissynergies of a separation, including operational, financial, structural and transaction-related dissynergies

Prepare financial projections for each entity as a standalone company, including quantifying the financial impact of any potential dissynergies

Once the financial projections are prepared, they should be incorporated into a financial analysis to determine the potential value outcomes associated with a separation

In parallel, further work should be done to evaluate the process and timetable required to effect a potential separation